UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 27, 2017

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.)	001-34789	27-1430478 (Hudson Pacific Properties, Inc.)
Maryland (Hudson Pacific Properties, L.P.)	333-202799-01	80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P., a Maryland limited partnership of which the Company serves as the sole general partner.

ITEM 8.01	OTHER EVENTS.

Recent Developments

On January 18, 2017, a subsidiary of the Company entered into a contract for the acquisition of Hollywood Center Studios, a 14.9 acre, approximately 369,000 square foot media and entertainment campus located in Hollywood, California, for $200.0 million (before credits, prorations and closing costs) from Studio Management Services, Inc. Based on the Company’s experience operating its existing media and entertainment assets, Sunset Gower and Sunset Bronson, the Company believes there is significant opportunity for revenue enhancements and cost improvements at Hollywood Center Studios. In addition to the opportunity for improvements, the property also includes excess density, which the Company estimates may support approximately 575,000 developable square feet, all of which remains subject to entitlement approvals that have not yet been obtained. The Company has determined that approximately $25.0 million of the $200.0 million gross purchase price is attributable to density associated with developable land.

The acquisition of Hollywood Center Studios is expected to close in the second quarter of 2017, subject to customary closing conditions. There can be no assurance that the acquisition will close within the expected time frame or at all.

Federal Income Tax Considerations

The information included in this Current Report on Form 8-K under the heading “Federal Income Tax Considerations” and the discussion in Exhibit 99.1 hereto supersedes, in its entirety, (i) the discussion under the heading “Federal Income Tax Considerations” in the Registration Statement on Form S-3 of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. (File Nos. 333-202799 and 333-202799-01) filed with the Securities and Exchange Commission on March 16, 2015, (ii) the discussion in Exhibit 99.1 to the Current Report on Form 8-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. filed with the Securities and Exchange Commission on May 10, 2016, and (iii) the discussion in Exhibit 99.1 to the Current Report on Form 8-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. filed with the Securities and Exchange Commission on July 18, 2016.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Annual Report on Form 10-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 21, 2017 and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. from time to time with the Securities and Exchange Commission.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Federal Income Tax Considerations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson Pacific Properties, Inc.

Date: February 27, 2017	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

Hudson Pacific Properties, L.P.

	By:	Hudson Pacific Properties, Inc.
Its General Partner

	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer